Exhibit 10.20

GM CRUISE HOLDINGS LLC
2018 EMPLOYEE INCENTIVE PLAN
AMENDED AND APPROVED BY THE CRUISE BOARD
EFFECTIVE SEPTEMBER 12, 2018
1.INTRODUCTION.
The purpose of this 2018 Employee Incentive Plan, as it may be amended from time to time (the “Plan”), is to promote the long-term success of GM Cruise Holdings LLC, a Delaware limited liability company (the “Company”), by offering present and future employees and other individual service providers of the Company or its Subsidiaries an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company. The Plan shall become effective as of the date (the “Effective Date”) of its adoption by the Company’s Board or such other date as may be determined by the Board.
Under the Plan, the Company may make Awards to such present and future employees and other individual service providers of the Company or its Subsidiaries as may be selected in the sole discretion of the Committee.
Capitalized terms shall have the meanings provided in Section 2, unless otherwise provided in this Plan or any related Award Agreement.
2.DEFINITIONS.
(a)“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through voting securities, by contract or otherwise. Notwithstanding the foregoing or anything in this Agreement or the LLC Agreement to the contrary, (i) none of the Members shall be deemed to be an “Affiliate” of any other Member solely by virtue of owning membership interests in the Company, (ii) none of the Members shall be deemed to be an “Affiliate” of the Company and (iii) neither the Company nor any of its Subsidiaries shall be deemed to be an “Affiliate” of any of the Members or any of their Affiliates.
(b)“Award” means any award under the Plan of any Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award. All Awards shall be granted pursuant to an Award Agreement.
(c)“Award Agreement” means any appropriately authorized agreement, contract or other instrument or document evidencing any Award granted under the Plan, which must be duly executed or acknowledged by a Participant.

(d)“Board” means the Board of Directors of the Company, as constituted from time to time.
(e)“Cause” means, with respect to any Participant, (i) to the extent specifically defined in a separate written employment agreement between the Participant and the Company, “Cause” shall have the meaning set forth in such employment agreement, or (ii) if no such agreement exists (or in the absence of a definition of “Cause” contained therein), any of the following unless varied in such Participant’s applicable Award Agreement:

(i)	the Participant’s commission of, or plea of guilty or no contest to, a felony or comparable local charge in non-U.S. jurisdictions;

(ii)	the Participant’s gross negligence or willful misconduct that is materially injurious to the Company or any of its Subsidiaries;

(iii)	the Participant’s material violation of state or federal securities laws or comparable local charges in non-U.S. jurisdictions; or

(iv)	the Participant’s gross insubordination.
(f)“Change in Control” means any transaction or series of related transactions with an Independent Third Party or group of Independent Third Parties acting in concert, pursuant to which such Person or Persons acquire (i) more than fifty percent (50%) of the issued and outstanding Equity Securities or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (in either case, whether by merger, consolidation, sale, exchange, issuance, Transfer or redemption of the Company’s Equity Securities, by sale, exchange or Transfer of the Company’s consolidated assets or otherwise); provided, that the consummation of an IPO will not constitute a “Change of Control.”
(g)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(h)“Committee” means the Board or any committee as may be designated by the Board to perform any functions of the Board with respect to this Plan.
(i)“Common Shares” means the Class B Common Shares of the Company or any units of equity into which Class B Common Shares are converted.
(j)“Disability” means, with respect to any Participant, unless otherwise determined by the Committee in the applicable Award Agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
(k)“Distribution” shall mean each distribution made by the Company to a Member with respect to such Member’s Shares, whether in cash, property or securities of the Company and whether by dividend, redemption, repurchase or otherwise; provided, that none of the following shall be deemed a Distribution: (i) any redemption or repurchase by the Company of any securities of the Company in connection with the termination of employment or service of an employee or other individual service provider of the Company or any of its Subsidiaries or otherwise pursuant to an Award Agreement and (ii) any recapitalization, exchange or conversion of Shares, and any subdivision (by share split or otherwise) or any combination (by reverse share split or otherwise) of any outstanding Shares.
(l)“Employee Member” has the meaning set forth in the LLC Agreement.
(m)“Equity Securities” shall mean all forms of equity securities issued by the Company or its successors, all securities convertible into or exchangeable for equity securities issued in the Company or its successors, and all options, warrants, and other rights to purchase or otherwise acquire equity securities, or securities convertible into or exchangeable for equity securities, issuable by the Company or its successors.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(o)“Fair Market Value,” with respect to the Common Shares, shall be (i) the closing sales price quoted by the primary securities exchange on which Common Shares are listed for trading (or, if there are no such sales on that date, then on the last preceding date on which such sales were reported), or (ii) if none, the most recent valuation from a third party valuation firm as of a date within twelve (12) months of the applicable determination date that has been approved by the Board, or (iii) if the foregoing is not applicable the amount determined in good faith by the Committee to be the fair market value of the Common Shares in a manner not inconsistent with Treasury Regulation §20.2031-2 or Treasury Regulation § 1.409A-1(b)(5)(iv)(B). Fair Market Value of any other assets shall be their fair market value as determined in good faith by the Committee.
(p)“Independent Third Party” means any Person who, immediately before the contemplated transaction, (i) is not a Member, (ii) is not an Affiliate of any Member, (iii) is not the spouse or descendent (by birth or adoption) or the spouse of a descendant of any Member, and (iv) is not a trust for the benefit of any Member and/or such other Persons.
(q)“Initial Public Offering” or “IPO” means the first public offering of Equity Securities of the Company (or any successor thereto formed for the purpose of pursuing an initial public offering) pursuant to an effective registration statement filed with the United States Securities and Exchange Commission (or any successor form) including, but not limited to, through the use of a special purpose acquisition company or by way of a reverse merger or other corporate transaction; provided that an Initial Public Offering shall not include any issuance of Common Shares in any merger or other business combination and shall not include any registration of the issuance of securities to existing securityholders or employees of the Company and its Subsidiaries on Form S-4 or Form S-8 (or any successor forms).
(r)“LLC Agreement” means that certain Amended and Restated Limited Liability Agreement dated June 28, 2018 by and between the Company, General Motors Holdings LLC and SB Investment Holdings (UK) Limited, as may be amended from time to time.
(s)“Lock-Up Period” has the meaning set forth in Section 15.
(t)“Material Breach” means a material breach of a noncompetition, nonsolicitation, noninterference, confidentiality, trade secret or any other restrictive covenant applicable to a Participant in connection with the Participant’s employment by, or service to, the Company or one of its Subsidiaries that is not cured (if the Committee determines in its sole discretion that the Participant should have an opportunity to cure such breach) within thirty (30) days of written notice by the Company.
(u)“Member” has the meaning set forth in the LLC Agreement.
(v)“Option” means an option to purchase Common Shares granted to Participants pursuant to Section 5(c).
(w)“Other Stock-Based Award” means an Award under Section 10 hereof that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Shares.
(x)“Participant” means any present and future employees of the Company or its Subsidiaries and any other individual service provider of the Company or its Subsidiaries as approved by the Committee to whom an Award has been granted pursuant to the Plan.
(y)“Person” means any individual or entity, including any two or more Persons deemed to be one “person” as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
(z)“Share” generally means a share of membership interests in the Company, as defined in the LLC Agreement.
(aa) “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For the purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control or have the right to appoint, as the case may be, the managing director, manager, board of advisors, a company or other governing body of such partnership, limited liability company, association or other business entity by means of ownership interest, agreement or otherwise.
(bb) “Tax Liability” has the meaning set forth in Section 15(g).
(cc) “Termination Date” means the earliest date on which a Participant is no longer employed by, or providing services to, as applicable, the Company or its Subsidiaries for any reason. For the avoidance of doubt, a Participant’s Termination Date shall be considered to be the last date of actual employment or service with the Company or its Subsidiaries, whether such day is selected by agreement with Participant or unilaterally by the Company and its Subsidiaries and whether advance notice is or is not given to Participant. No period of notice that is or ought to have been given under applicable law or contract in respect of the termination of employment or service will be taken into account in determining any entitlement under the Plan. Notwithstanding the foregoing, a Participant who goes on a leave of absence approved by the Company or one of its Subsidiaries shall not be deemed to have ceased employment or service with the Company or its Subsidiaries during the period of such approved leave; provided that the time vesting of such Participant’s Awards shall be suspended during the period to the extent that such leave is unpaid, except to the extent required by applicable law. Notwithstanding the foregoing, if a Participant continues to provides services to the Company or a Subsidiary after termination of employment, the Committee may, but shall not be required to, treat the termination of such Participant’s service with the Company and its Subsidiaries as (instead of the termination of employment) the Participant’s “Termination Date”.
(dd) “Transfer” shall mean any transfer, sale, assignment, pledge, encumbrance or other disposition, directly or indirectly (including by merger or sale of equity in any direct or indirect holding company (including a corporation) or otherwise), irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether during a Participant’s lifetime or upon death.
3.ADMINISTRATION.
(a)General. The Committee shall administer the Plan.
(b)Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include, but are not limited to the following:

(i)	determining who is a Participant;

(ii)	approving the Participants who are granted Awards under the Plan;

(iii)	approving the Awards to be granted under the Plan;

(iv)	determining the number of Common Shares to be covered by each Award granted hereunder;

(v)	determining the type, number, vesting requirements and other features and conditions of the Awards, which need not be consistent among grants of separate Awards or among different Participants;

(vi)	adopting and using agreements and forms, including Award Agreements, for the administration of the Plan;

(vii)	correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award Agreement;

(viii)
accelerating the vesting of Awards at any time and under such terms and conditions as it deems appropriate, which need not be consistent among grants of separate Awards or among different Participants;

(ix)
determining whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Common Shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(x)	approving the treatment of Awards upon a Change in Control or Initial Public Offering, which need not be consistent among grants of separate Awards or among different Participants;

(xi)	interpreting the Plan;

(xii)	making all other decisions relating to the operation of the Plan, which need not be consistent among grants of separate Awards or among different Participants;

(xiii)
imposing restrictions on any Awards at the time of grant in the applicable Award Agreement or taking other Committee action with respect to confidentiality and other restrictive covenants as it deems necessary or appropriate;

(xiv)	imposing “blackout periods” or other periods during which Options may not be exercised or Awards may not be settled;

(xv)
within the limitations of the Plan, modifying or assuming outstanding Awards or accepting the cancellation of outstanding Awards (including stock units granted by another issuer) in return for the grant of new Awards for the same or a different number of shares and with the same or different vesting provisions; provided, however, that, notwithstanding the foregoing or anything to the contrary herein other than pursuant to Section 4(c) and Section 12, no modification of an Award shall, without the consent of the

Participant, materially impair his or her rights or obligations under such Award;

(xvi)
adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Participants who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices; and

(xvii)
delegating some or all of the administration of the Plan to Members, one or more employees of the Company or its Subsidiaries or any other committee of the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, reinstate in the Board some or all of the powers previously delegated.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
4.SHARE LIMITATION.
(a)Shares. The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 750,000 shares (subject to any increase or decrease pursuant to Section 4(b) and Section 4(c) hereof) (the “Share Reserve”). If any Award expires, is forfeited, terminates or is canceled for any reason without having been exercised or settled in full a (“Forfeited Award”), the number of Common Shares underlying the Forfeited Award shall again be available for the purpose of Awards under the Plan. If there are any accrued but unpaid Distributions in respect of a Forfeited Award, the Committee may, but shall not be required to, allocate or award such Distributions on any basis it elects, including pursuant to the grant of a new Award. In addition, any Common Shares exchanged by a Participant or withheld from a Participant as full or partial payment to the Company of the exercise price or tax withholding upon exercise, vesting, settlement or payment of an Award under the Plan shall be added back to the foregoing maximum share limitation and may be made subject to Awards under the Plan pursuant to such limitation.
(b)Changes. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Committee or the Members, in accordance with the LLC Agreement, to make or authorize (i) any adjustment (including any issuance of Shares), recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or any of its Affiliates or (vi) any other corporate act or proceeding relating to the Company any of its Affiliates.
(c)Adjustments to Capital Structure. Subject to the provisions of Section 12:

(i)
If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Shares into a greater number of Common Shares, or combines (by reverse split, combination or otherwise) its outstanding Common Shares into a lesser number of Common Shares, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of Common Shares covered by outstanding Awards, as well as the Share Reserve, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii)
Excepting transactions covered by Section 4(c)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Common Shares are converted into the right to receive (or the holders of Common Shares are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then, subject to the provisions of Section 12, (1) the aggregate number or kind of securities that thereafter may be issued under the Plan, (2) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (3) the exercise or purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)
If there shall occur any change in the capital structure of the Company other than those covered by Section 4(c)(i) and 4(c)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of Equity Securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan. For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

(iv)
Any such adjustment determined by the Committee pursuant to this Section 4(c) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4(c) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.
(d)Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Common Shares are issued under the Plan, such shares shall not be issued for any consideration less than that required by applicable law.
5.GENERAL.
(a)General Eligibility. Unless otherwise determined by the Committee, only Participants shall be eligible to receive Awards under the Plan.
(b)Award Agreement. Each Award granted under the Plan shall be evidenced and governed by an Award Agreement between the Participant and the Company, which may be in electronic or written form, and may vary to accommodate local applicable law. Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Award Agreement (including, without limitation, any performance conditions to which such Award will be subject). The provisions of the various Award Agreements entered into under the Plan need not be identical.
(c)Joinder to LLC Agreement. In connection with the grant, vesting, and/or exercise of any Award, to the extent that a Participant is not already a party to the LLC Agreement, the Committee may require such Participant to execute and become a party to such LLC Agreement as a condition of such grant, vesting, and/or exercise of any Award by executing and delivering to the Company a joinder to the LLC Agreement. Without prejudice to Sections 2.03 (Class B Common Shares) and 2.08 (Repurchase Rights) of the LLC Agreement, to the extent that there is any conflict between the terms of the Plan and the LLC Agreement, the Plan shall govern and control.
6.STOCK OPTIONS. The Committee shall have the right and power to grant Options to any Participant, at any time prior to the termination of this Plan, with the following terms and conditions and with such additional terms and conditions, in either case, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a)The exercise price per Share under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)The term of each Option shall be fixed by the Committee but shall not exceed ten (10) years from the date of grant of such Option in the form of a non-qualified stock option.

(c)The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 11.
(d)The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made. To the extent that any Shares held by the Participant are used for payment of the exercise price, such Shares shall not be subject to any pledge or other security interest and, unless determined otherwise by the Committee, shall have been held by the Participant for at least such period as may be required in order to avoid adverse accounting treatment applying generally accepted accounting principles.
(e)Unless otherwise determined by the Committee, no dividends or dividend equivalents will be earned or paid on the Shares underlying any Options granted and outstanding under the Plan.
7.STOCK APPRECIATION RIGHTS (“SARs”). The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a)SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 5(c).
(b)The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)The term of each SAR shall be fixed by the Committee but shall not exceed ten (10) years from the date of grant of such SAR.
(d)The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part, subject to Section 11.
(e)Unless otherwise determined by the Committee, no dividends or dividend equivalents will be earned or paid on the Common Shares underlying any SARs granted and outstanding under the Plan.
8.RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to grant Awards of Common Shares subject to restrictions on transfer (“Restricted Stock”) and restricted stock units, the value of which is based on or that may be settled into Common Shares (“RSUs”) to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)Awards of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(b)With respect to Awards of Restricted Stock, a Participant generally shall have the rights and privileges of an Employee Member with respect thereto, to the extent, and subject to any limitation, in the LLC Agreement. Without limiting the generality of the foregoing, if the Award relates to Common Shares on which dividends are declared during the period that the Award is outstanding, such dividends or dividend equivalents shall be paid in cash on the vesting date of the Restricted Stock Award, subject to satisfaction of the vesting and other conditions of the underlying Award of Restricted Stock, unless otherwise determined by the Committee. Any Restricted Stock Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividends or dividend equivalent rights shall be provided with respect to any Award of Restricted Stock that does not vest pursuant to their terms.
(c)With respect to an RSU Award, each RSU covered by such Award shall represent a right to receive the value of one Common Share in cash, Common Shares or a combination thereof. An RSU shall not convey to the Participant the rights and privileges of an Employee Member with respect to the Common Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Common Share is issued to the Participant to settle the RSU. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, RSU Awards shall convey the right to receive dividend equivalents on the Common Shares underlying the RSU Award with respect to any dividends declared during the period that the RSU Award is outstanding. Such dividend equivalent rights shall accumulate and shall be paid in cash following the settlement date of the underlying RSU Award, subject to the satisfaction of the vesting and other conditions of the underlying RSU Award, unless otherwise determined by the Committee. Common Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Common Shares subject to RSUs that do not vest or settle pursuant to their terms.
9.PERFORMANCE AWARDS. The Committee is authorized to grant Awards subject to performance-based vesting conditions (“Performance Awards”) with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)Performance Awards may be denominated as a cash amount, number of Common Shares or units or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant or the right to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b)The Committee may provide that any Performance Award will vest based on one or more of the following performance measures, or any other performance measure determined by the Committee, in each case as expressed on an absolute or adjusted basis with respect to the Company or any Affiliate thereof: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, equity value, stock price, total shareholder return, and/or warranty experience.
(c)Each performance criterion may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices which the Committee selects. With respect to the applicable performance period, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance measures unsuitable, the Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
(d)A Performance Award shall not convey to the Participant the rights and privileges of an Employee Member with respect to the Common Shares subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Common Shares are earned pursuant to the Performance Award and are issued to the Participant. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, each Performance Award shall convey the right to receive dividend equivalents with respect to any dividends declared during the period that the Performance Award is outstanding, but solely with respect to those Common Shares underlying the Performance Awards that are earned. Such dividend equivalents rights shall accumulate and shall be paid in cash on the settlement date of the underlying Performance Award, subject to the satisfaction of the performance, vesting and other conditions of the underlying Performance Award, unless otherwise determined by the Committee. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to a Performance Award that are not earned or do not vest pursuant to the terms of the Performance Award.
10.OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to any Participant, at any time prior to the termination of this Plan, such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to an Award that are not earned or do not vest pursuant to the terms of the Award. Other Stock- Based Awards will be evidenced by Award Agreements containing the terms and conditions as shall be determined by the Committee.
11.EFFECT OF TERMINATION OF SERVICE ON AWARDS. Unless otherwise provided by the Committee in any Award Agreement, or as the Committee may determine in any individual case, the following shall apply with respect to a Participant’s outstanding Awards upon such Participant’s Termination Date.
(a)Death. In the event of a Participant’s Termination Date due to death:

(i)
Each Option and SAR held by the Participant that is vested and exercisable shall remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option or SAR. Each outstanding Option and SAR held by the Participant that has not vested as of the Participant’s Termination Date shall immediately be forfeited on the Participant’s Termination Date.

(ii)
Each outstanding vested Restricted Stock and RSU Award held by the Participant shall be settled within sixty (60) days following the Participant’s Termination Date. Each outstanding Restricted Stock and RSU Award held by the Participant that has not vested as of the Participant’s Termination Date shall immediately be forfeited on the Participant’s Termination Date.

(iii)
Each outstanding vested Performance Award held by the Participant shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Agreement. Each outstanding Performance Award held by the Participant that has not vested as of the Participant’s

Termination Date shall immediately be forfeited on the Participant’s Termination Date.
(b)Disability. In the event of a Participant’s Termination Date due to Disability:

(i)
Each Option and SAR held by the Participant that is vested and exercisable shall remain exercisable until the third anniversary of the Participant’s Termination Date or, if earlier, the expiration date of such Option or SAR. Each outstanding Option and SAR held by the Participant that has not vested as of the Participant’s Termination Date shall immediately be forfeited on the Participant’s Termination Date.

(ii)
Each outstanding vested Restricted Stock and RSU Award held by the Participant shall be settled within sixty (60) days following the Participant’s Termination Date. Each outstanding Restricted Stock and RSU Award held by the Participant that has not vested as of the Participant’s Termination Date shall immediately be forfeited on the Participant’s Termination Date.

(iii)
Each outstanding vested Performance Award held by the Participant shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Agreement. Each outstanding Performance Award held by the Participant that has not vested as of the Participant’s Termination Date shall immediately be forfeited on the Participant’s Termination Date.

(c)Other Terminations. In the event of a Participant’s Termination Date for any reason not specified in this Section 11 and subject to Section 13 hereof, the Participant shall not be entitled to retain any unvested portion of an Award; provided that (A) any Option or SAR that is vested on the Termination Date shall remain outstanding and exercisable until the earlier of (i) the applicable expiration date of such Option or SAR or (ii) ninety (90) days after the Termination Date, (B) each outstanding vested Restricted Stock and RSU Award held by the Participant shall be settled in accordance with the terms of the applicable Award Agreement and (C) each outstanding vested Performance Award held by the Participant shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Agreement.
(d)Terminations Pursuant to Approved Separation Agreement or Program. Notwithstanding the above provisions, in the event of a Participant’s Termination Date pursuant to an approved separation agreement or program, such Participant will not be entitled to retain any unvested portion of an Award; provided that (A) any Option or SAR that is vested on the Termination Date shall remain outstanding and exercisable until the earlier of (i) the applicable expiration date of such Option or SAR or (ii) ninety (90) days after the Termination Date, (B) each outstanding vested Restricted Stock and RSU Award held by the Participant shall be settled in accordance with the terms of the applicable Award Agreement and (C) each outstanding vested Performance Award held by the Participant shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Agreement.
(e)Alternative Treatment. Notwithstanding the foregoing, the Committee may provide for any alternative treatment of outstanding Awards, and the circumstances in which, and the extent to which, any such Awards may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination Date or the exercise, vesting or settlement of such Award, either in an Award Agreement or, subject to Section 12, by Committee action after the grant of an Award. Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, a qualifying leave of absence shall not constitute a Termination Date. Any Participant’s absence or leave shall be deemed to be a qualifying leave of absence if so provided under the Company’s employee policies or if approved by the Company’s chief human resources officer (or such individual holding a comparable role in the event of a restructuring of positions or re-designation of titles).
12.EFFECT OF A CHANGE IN CONTROL ON AWARDS.
(a)In the event of a Change in Control and unless otherwise provided in an Award Agreement, outstanding Options and SARs shall be treated as described in subsection (i) below, outstanding Restricted Stock and RSUs shall be treated as described in subsection (ii) below and outstanding Performance Awards shall be treated as described in subsection (iii) below.

(i)
If in connection with the Change in Control, any outstanding Option or SAR is continued in effect or converted into an option to purchase or right with respect to cash or stock of the successor or surviving entity (or a parent or subsidiary thereof) which conversion shall comply with Sections 424 (to the extent applicable) and 409A of the Code, then upon the occurrence of a Participant’s Termination Date by the successor or surviving entity without Cause within twenty-four (24) months following the consummation of such Change in Control, such Option(s) or SAR(s) held by such Participant shall vest and become exercisable and shall remain exercisable until the earlier of the expiration of its full specified term or the first anniversary of such Termination Date. If outstanding Options or SARs are not continued or converted as described in this subsection, such Options or SARs shall vest and become fully exercisable effective immediately prior to the Change in Control (in a manner facilitating full exercise, including cashless exercise by Participants subject to the Change in Control) and any Options or SARs not exercised prior to the Change in Control shall be cancelled without consideration effective as of the Change in Control.

(ii)
If in connection with the Change in Control, any outstanding Restricted Stock or RSU is continued in effect or converted into a restricted stock or unit representing an interest in cash or stock of the successor or surviving entity (or a parent or subsidiary thereof) on a basis substantially equivalent to the consideration received by Members of the Company in connection with the Change in Control, then upon the occurrence of a Participant’s Termination Date by the successor or surviving entity without Cause within twenty-four (24) months following the Change in Control, such restricted stock or unit(s) held by such Participant shall vest and, in the case of units, be immediately due and payable. If outstanding Restricted Stock or RSUs are not continued or converted as described in this subsection, such Restricted Stock or RSUs shall vest and, in the case of RSUs, be due and payable effective immediately prior to the Change in Control.

(iii)
With respect to each outstanding Performance Award, (A) the performance period shall end as of the date immediately prior to such Change in Control and the Committee shall determine the extent to which the performance criteria applicable to such Performance Award have been satisfied at such time, (B) the portion of such Performance Award that is deemed to have been earned pursuant to clause (A) above shall be converted into a time- vesting Award of equivalent value to which any service vesting requirements applicable to the predecessor Performance Award shall continue to apply and (C) the converted time-vesting Award shall be paid or settled on the settlement date or dates as provided under the terms of the predecessor Performance Award that would have applied had a Change in Control not occurred; provided that upon the occurrence of a Participant’s Termination Date by the successor or surviving entity without Cause within twenty-four (24) months following the Change in Control, any service vesting requirements applicable to any such converted Award shall be deemed to have been met and such converted Award shall be immediately paid or settled upon such Termination Date.

(b)In addition, in the event of a Change in Control and to the extent not less favorable to a Participant than the provisions of Section 12(a) above or the applicable Award Agreement, the Board, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such Change in Control, may take any one or more of the following actions whenever the Board determines that such action is appropriate or desirable in order to prevent the dilution or enlargement of the benefits intended to be made available under the Plan or to facilitate the Change in Control transaction:

(i)
to terminate or cancel any outstanding Award in exchange for a cash payment (and, for the avoidance of doubt, if as of the date of the Change in Control, the Board determines that no amount would have been realized upon the exercise of the Award or other realization of the Participant’s rights, then the Award may be cancelled by the Company without payment of consideration);

(ii)
to provide for the assumption, substitution, replacement or continuation of any Award by the successor or surviving entity (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), and to provide for appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation (or a parent or subsidiary thereof), subject to any replacement awards, the terms and conditions of the replacement awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the grant, exercise or purchase price per share for the replacement awards;

(iii)
to make any other adjustments in the number and type of securities (or other consideration) subject to outstanding Awards and in the terms and conditions of outstanding Awards (including the grant or exercise price andperformance criteria with respect thereto) and Awards that may be granted in the future; and

(iv)
to provide that any Award shall be accelerated and become exercisable, payable and/or fully vested with respect to all Common Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

(c)Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post- closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
13.COMPANY CALL RIGHTS; TRANSFER RESTRICTIONS.
(a)Company Call Rights. Except as otherwise set forth in any Award Agreement, the following provisions will apply to all Awards granted under the Plan:

(i)
In the event of a Participant’s Termination Date in the event of Cause, Termination Date prior to the date on which a Common Share issued in respect of any Award has vested, or a Material Breach, the Company may at any time during the period commencing on the Termination Date or date of Material Breach and ending on the first anniversary of the Termination Date or Material Breach repurchase from the Participant any Common Shares previously acquired by the Participant through the exercise, grant or payment of an Award under the Plan at a repurchase price equal to the lesser of (A) the original purchase price or exercise price (as applicable) of the share, if any, and (B) Fair Market Value of the Common Shares as of the date of repurchase.

(ii)	If the Company elects to exercise the rights under this Section 13, the Company shall do so by delivering to the Participant a notice of such election,

specifying the number of Common Shares to be purchased and the closing date and time of such purchase; provided, that unless determined otherwise by the Committee in no event shall the Company be obligated to deliver any such notice with respect to any Common Shares unless and until such Common Shares have been issued, vested (if applicable) and outstanding (and not subject to any pledge or other security interest) for such period as may be necessary in order to avoid adverse accounting treatment applying generally accepted accounting principles. Such closing shall take place within thirty (30) days following such notice at the Company’s principal executive offices. At such closing, the Company shall pay the Participant the repurchase price as specified in this Section 13 in (A) cash, (B) a subordinated note, which will bear interest at the five (5)- year Applicable Federal Rate (compounded semiannually) and which will mature on the first to occur of (1) a Change in Control or (2) five (5) years following the date of issuance (the “Repurchase Note”), (C) by cancellation of indebtedness of the Participant, or (D) any combination of (A) through (C) chosen at the Board’s discretion. The Company will be entitled to receive customary representations and warranties from the Participant regarding the Common Shares being repurchased including, but not limited to, the representation that the Participant has good and marketable title to the Common Shares to be repurchased free and clear of all liens, claims and other encumbrances.

(iii)
All repurchases shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act and in the Company’s and its Subsidiaries’ debt financing agreements. If any such restrictions prohibit the repurchase of Common Shares for cash or the Repurchase Note as stated above, the Company shall have the right to delay payment of any outstanding Repurchase Notes; provided that such notes shall accelerate and be payable in full once the Company is permitted to repurchase the Common Shares or repay such notes under the debt financing agreements or, if earlier, upon a Change in Control. Any such notes issued by the Company shall be subject to any restrictive covenants in debt financing agreements to which the Company is subject at the time of the repurchase closing. If any such restrictions prohibit the repurchase of Common Shares for such subordinated notes, then the time periods provided herein for repurchases shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restriction.

(iv)
Notwithstanding anything in the Plan to the contrary, this Section 13(a) shall terminate and be of no further force or effect upon the earlier to occur of a Change in Control or an Initial Public Offering.

(b)Restrictions on Transfer. All Awards and all Common Shares acquired by the Participant (or the Participant’s estate or legal representative) pursuant to an Award under the Plan are personal to a Participant and are not Transferable by such Participant, other than by will or pursuant to applicable laws of descent and distribution; provided that no such Transfer by will or pursuant to applicable laws of descent and distribution shall be effective until the later of (i) ten (10) business days following the date that the Company receives written notice of such Transfer and (ii) the Company’s receipt of a written certification from each Transferee stating that such Person is a U.S. citizen. Any attempted Transfer of the Awards or the Common Shares acquired by the Participant (or the Participant’s estate or legal representative) pursuant to an Award under the Plan, which is not specifically permitted under this Plan, shall be null and void. Subject to Section 15(h) hereof, all Common Shares acquired by the Participant (or the Participant’s estate or legal representative) pursuant to an Award under the plan shall no longer be subject to this Section 13(a) upon the earlier to occur of a Change in Control or an Initial Public Offering.
14.UNFUNDED STATUS OF THE PLAN.
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.
15.MISCELLANEOUS.
(a)Conditions Precedent to Awards. As a condition precedent to the vesting, exercise, payment or settlement of any portion of any Award at any time prior to a Change in Control, each Participant shall: (i) refrain from engaging in any activity which will cause damage to the Company or is in any manner inimical or in any way contrary to the best interests of the Company, as determined in the sole discretion of the Company’s CEO or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), (ii) for a period of twelve (12) months following any termination of employment or service, directly or indirectly, not knowingly induce any employee of the Company or any Subsidiary to leave his or her employment for participation, directly or indirectly, with any existing or future business venture associated with such Participant, and (iii) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee may reasonably request. In addition, the Committee may require a Participant to enter into such agreements as the Committee considers appropriate related to the subject matter of this Section 15(a). The failure by any Participant to satisfy any of the foregoing conditions precedent shall result in the immediate cancellation of the unvested portion of any Award and any portion of any vested Award that has not yet been exercised, paid or settled and such Participant will not be entitled to receive any consideration with respect to such cancellation.
(b)Term. No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the earlier of the Effective Date or the date of Member approval of the Plan, but Awards granted prior to such tenth (10th) anniversary may extend beyond that date and the terms and conditions of the Plan shall continue to apply to such Awards.

(c)Member Approval. The Plan shall be submitted for the approval by the Members within twelve (12) months after the date of the Board’s adoption of the Plan.
(d)Legend. The Committee may require each person receiving Common Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates, if any, for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Common Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares is then listed or any national securities exchange system upon whose system the Common Shares is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(e)Securities Laws. This Plan has been instituted by the Company to provide certain compensatory incentives to the Participants and is intended to qualify for an exemption from the registration requirements (a) under the Securities Act pursuant to Rule 701 promulgated under the Securities Act, and (b) under applicable state securities laws.
(f)Right to Amend or Terminate the Plan. The Board or Committee may amend or terminate the Plan or any Awards, in whole or in part, at any time and for any reason, provided that no such amendment or termination shall be made without Member approval to the extent that such approval is necessary to comply with any regulatory requirement applicable to the Plan. The termination of the Plan, any amendment thereof, or any amendment or termination of any Award shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, other than pursuant to Section 4(c) and Section 12. No Awards shall be granted under the Plan after the Plan’s termination.
(g)Withholding. In a situation where, if a Participant were to receive Shares (by virtue of the exercise of any Option or the vesting or settlement of any Award), the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that person would be liable by virtue of the receipt of such Shares or which would be recoverable from that person (together, the “Tax Liability”), the Option may not be exercised or the Award may not become vested or settled and the Shares may not be distributed unless that person has either (i) made a payment to the Company or any of its Affiliates (or such former Affiliates) of an amount at least equal to the Company’s estimate of the Tax Liability or (ii) entered into arrangements acceptable to the Company or any of its Affiliates (or such former Affiliates) to secure that such a payment is made (whether by authorizing the sale of some or all of the shares on his or her behalf and the payment to the Company or any of its Affiliates (or such former Affiliates) of the relevant amount out of the proceeds of sale or otherwise). Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the maximum individual statutory rate for the applicable tax jurisdiction).
(h)Lock-Up Period. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Shares (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Shares or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Shares (except Common Shares included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Shares acquired pursuant to an Award until the end of such Lock-Up Period.
(i)Beneficiaries. Unless stated otherwise in an Award Agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Awards shall be settled and any cash payments shall be distributed to the Participant’s estate.
(j)Indemnification. To the maximum extent permitted by applicable law, each member of the Committee or any delegate acting on behalf of or at the discretion of the Board shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

(k)Code Section 409A. The Plan is intended to either comply with or be exempt from the requirements of Code Section 409A. To the extent that the Plan is not exempt from the requirements of Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Company reserves the right to amend the provisions of the Plan at any time and in any manner without the consent of any Participant solely to comply with the requirements of Code Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Code Section 409A on any payment to be made hereunder while preserving, to the maximum extent possible, the intended economic result of the Award of any affected Participant. With respect to any Award that is considered “deferred compensation” subject to Code Section 409A, references in the Plan or any Award Agreement to “termination of employment” or “termination of service” (and substantially similar phrases) shall mean “separation from service” within the meaning of Code Section 409A. A Participant’s right to receive installment payments pursuant to the Plan shall be treated as a right to receive a series of separate and distinct payments.
Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Code Section 409A) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Code Section 409A; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Code Section 409A. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), no payments in respect of any Awards that are “deferred compensation” subject to Code Section 409A and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Code Section 409A) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death; provided, that following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Code Section 409A that is also a business day. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A unless such failure is a result of the Company’s breach of this Plan or the Award Agreement.
(l)No Right to be Granted Awards/Future Compensation. No employee, consultant, advisor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, consultants, advisors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Committee maintains the right to make available future grants under the Plan. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.
(m)No Right to Continued Employment/Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company. Further, the Company may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(n)Clawbacks. Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any applicable clawback or recoupment policies the Company has in place from time to time.
(o)Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(p)Non-U.S. Participants. Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
(q)Governing Law and Forum; Waiver of Jury Trial. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. Each Participant who accepts an Award thereby agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the Court of Chancery of the State of Delaware, each Participant consents to the jurisdiction and venue of such court and each Participant agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. Each Participant who receives an Award hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of any such suit, legal action, or proceeding, and to the fullest extent permitted by law, each Participant who accepts an Award hereby irrevocably waives any objection which he or she may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in such court and hereby further waives any claim that any suit, legal action or proceeding brought in such court has been brought in an inconvenient forum. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE PLAN OR ANY AWARD OR THE MATTERS OTHERWISE CONTEMPLATED HEREBY.
(r)Construction. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in the Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.